                                                                    EXHIBIT 10.2


NATIONSBANK OF TEXAS, N.A.


                                 LOAN AGREEMENT

         This Loan Agreement (this "AGREEMENT") dated as of June 26, 1997, is executed by and between NATIONSBANK OF TEXAS, N.A., a national banking association ("BANK"), and INET, INC., a Texas corporation ("BORROWER").

         In consideration of the Loans and Letters of Credit described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS. In addition to any other terms defined herein, the following terms shall have the respective meanings set forth below:

         "BUSINESS DAY" has the meaning set forth in the Note defined below.

         "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.

         "COMPANIES" means Borrower and its Subsidiaries, and "COMPANY" means any one of the Companies.

         "CASH INTEREST EXPENSE" means, for the Companies for any period, total interest expense in respect of all liabilities and indebtedness of the Companies actually paid or that is payable during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit, but excluding interest expense not payable in cash, all determined in accordance with GAAP.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT A, executed by an authorized officer of Borrower, stating that a review of the activities of the Companies during the subject period has been made under such Person's supervision and that the Companies have performed each and every obligation and covenant contained herein and are not in default under any of the same or, if any such default shall have occurred, then specifying the nature and status thereof, and setting forth a computation in reasonable detail as of the end of the period covered by such statements, of compliance with SECTIONS 5.H., I., AND J.

         "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, consolidated net earnings (after income taxes) of the Companies, but excluding (a) extraordinary gains, (b) gains due to sales or write-up of assets, (c) earnings of any Person newly acquired, if earned prior to acquisition, or (d) gains due to acquisitions of any securities of any Company.

         "EBITDA" means, for the Companies for any period, the sum of (a) Consolidated Adjusted Net Income, plus (b) Cash Interest Expense, plus (c) federal, state, local, and foreign income taxes deducted



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from Consolidated Adjusted Net Income in accordance with GAAP, plus (d)
depreciation and amortization expense.

         "FIXED CHARGES" means. for the Companies for any period, the sum of
(a) Cash Interest Expense, (b) operating lease expenses. and (c) rent expenses.

         "GAAP" means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "HAZARDOUS MATERIALS" means all materials defined as hazardous wastes or substances under any local, state, or federal environmental laws, rules, or regulations, and petroleum. petroleum products, oil, and asbestos.

         "INTANGIBLE ASSETS" means, for any person, those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes,
(b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses, and other similar assets that would be classified as intangible assets on a balance sheet of such Person, and (c) unamortized debt discount and expense.

         "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Bank) submitted by Borrower to Bank for the issuance of a Letter of Credit for its own account.

         "LOANS" means collectively any and all loans heretofore or hereafter made by Bank to Borrower, and "LOAN" means any one of the Loans.

         "LOAN DOCUMENTS" means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank, all LC Agreements, and all other documents, instruments, guarantees, certificates, and agreements executed and/or delivered by Borrower, any guarantor, or third party in connection with any Loan.

         "MATERIAL ADVERSE EFFECT" means any material adverse changes in, or effect upon, (a) the validity, performance, or enforceability of any Loan Documents, (b) the financial condition or business operations of any Company, or (c) the ability of any Company to fulfill its obligations under the Loan Documents.

         "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law. Bank hereby notifies and discloses to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as it may from time-to-time be amended, the "APPLICABLE RATE CEILING" shall be the "INDICATED RATE" ceiling from time-to- time in effect as limited by article 5069-1.04(b); PROVIDED, HOWEVER, that to the extent permitted by applicable law, Bank reserves the right to change the "APPLICABLE RATE CEILING" from time-to-time by further notice and disclosure to Borrower.

         "NOTICE OF BORROWING" means a notice in the form of EXHIBIT B attached hereto.

         "NOTICE OF LC" means a notice in the form of EXHIBIT C attached hereto.

         "OBLIGATION" means all present and future liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Bank by Borrower, whether arising pursuant to any of the Loan


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Documents, or otherwise, and all renewals and extensions thereof, together with all interest accruing thereon and costs, expenses. and attorneys' fees incurred in the enforcement or collection thereof.

         "OPERATING LEASE OBLIGATIONS" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property. other than Capital Lease Obligations.

         "PERMITTED LIENS" means (a) liens in favor of Lender to secure the Obligation, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation). unemployment insurance, pensions, or social security programs,
(c) liens imposed by mandatory provisions of law such as materialmen's, mechanic's, warehousemen's, and other like liens arising in the ordinary course of the Companies' respective business, securing indebtedness whose payment is not yet due, (d) liens for taxes imposed upon a Person or upon such Person's income, profits, or property, if the same are not yet due and payable or if the same are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP, (e) good faith deposits in connection with leases, real estate bids, or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs, duties, or other similar charges, and
(f) liens evidenced by the financing statements listed on SCHEDULE 1 attached hereto.

         "PERMITTED STOCK PURCHASES" means Borrower's purchase or redemption of shares of its capital stock from employees not to exceed $500,000.00 in the aggregate during the term hereof.

         "PERSON" shall include an individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

         "POTENTIAL DEFAULT" means the occurrence of any event which with passage of time or giving of notice or both will become an Event of Default.

         "SUBSIDIARY" means any corporation of which more than fifty percent (50%) (in number of votes) of the issued and outstanding securities having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by Borrower, any Subsidiary of Borrower, or any combination thereof.

         "TANGIBLE NET WORTH" means, for the Companies as of any date, the amount by which total assets exceed total liabilities, in each case determined in accordance with GAAP, less Intangible Assets.

         "TERMINATION DATE" means the earlier of (a) June 15, 1998, or (b) the date that Bank's commitment to make Loans or issue Letters of Credit hereunder is terminated pursuant to SECTION 7 hereof.

         "TOTAL FUNDED INDEBTEDNESS" of any Person means, as of any date, without duplication, (a) all liabilities of such Person for borrowed money (whether by loan, the issuance and sale of debt securities, or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, and (c) all Capital Lease Obligations of such Person.





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         2.      LOANS.

         A. LOAN. From the date hereof until the Termination Date, Bank hereby agrees to make Loans to Borrower in the aggregate principal amount not to exceed $10,000,000.00 at any time outstanding. The obligation to repay the Loans is evidenced by a promissory note dated of even date herewith (the promissory note together with any and all renewals, extensions, or rearrangements thereof being hereafter collectively referred to as the "NOTE") having a maturity date, repayment terms, and interest rate as set forth in the Note.

         B. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit (the "LINE") under which Borrower may from time-to-time, borrow, repay, and re-borrow funds. Borrower may request a Loan by submitting to Bank a Notice of Borrowing, which is irrevocable and binding on Borrower. Each Notice of Borrowing must be received by Bank no later than 10:00 a.m. (Dallas, Texas time) on the second (2nd) Business Day before the date on which funds are requested (the "ADVANCE DATE") for any Loan that will be a Eurodollar Borrowing (as defined in the Note) or no later than 10:00 a.m. (Dallas, Texas time) on the Advance Date for any Loan that will be a Base Rate Borrowing (as defined in the Note). Each Loan that will be a Eurodollar Borrowing shall be in an amount of $500,000.00 or a greater integral multiple of $100,000.00. Subject to the terms and conditions in this Agreement and the Note, by not later than 2:00 p.m., Dallas, Texas time, on the date specified, Bank shall make available to Borrower, at Borrower's offices in Dallas, Texas, the amount of a requested Loan in immediately available funds.

         C. USAGE FEE. Borrower shall pay hereafter on September 30, 1997 and on the last day of each December, March, June, and September for the period from and including the date the Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of one-fourth of one percent (1/4%) of the average daily portion of the Line during such period. Borrower may at any time upon written notice to Bank permanently reduce the unused amount of the Line at which time the obligation of Borrower to pay a usage fee shall thereupon correspondingly be reduced.

         D.      LETTER OF CREDIT SUBFEATURE.

                          i. As a subfeature under the Line, Bank may from time-to-time up to and including the date that is thirty (30) days prior to the Termination Date, issue letters of credit for the account of Borrower (each, a "LETTER OF CREDIT" and collectively, "LETTERS OF CREDIT"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $5,000,000.00. Each Letter of Credit shall be issued for a term not to exceed 365 days, as designated by Borrower; provided, however, that no Letter of Credit shall have an expiration date subsequent to 180 days following the Termination Date. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided. however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to





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                 advances under the Line. In such event, Borrower agrees that
                 Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of such draft.

                          ii. Borrower shall deliver to Bank a properly completed Notice of LC and a LC Agreement with respect thereto no later than 10:00 a.m. (Dallas, Texas time) at least two (2) Business Days before such Letter of Credit is to be issued.

                          iii. Borrower shall pay to Bank a fee for each Letter of Credit, payable in installments in advance, so long as such Letter of Credit remains outstanding. Such installments shall be paid commencing on the date of issuance of the applicable Letter of Credit, for the period from and including such date to but excluding the next quarterly payment date (as hereinafter specified), and thereafter on each March 31, June 30, September 30, and December 31, for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such Letter of Credit. Each such installment shall be paid in an amount equal to the product of (A) the face amount of such Letter of Credit, multiplied by (B) in the case of (I) standby letters of credit, one and one-fourth of one percent (1-1/4%) per annum, and (II) commercial letters of credit, one percent (1%) per annum, and prorated for the period for which such installment is due.

         E. COLLATERAL. To secure the payment and performance of Borrower of the Obligation, the Companies shall grant to Bank a perfected, first priority, lien on and security interest in all of the Companies' assets (the "COLLATERAL").

         F. GUARANTIES. Payment of the Loans shall be unconditionally guaranteed by each Subsidiary of Borrower, whether now existing or hereafter formed or acquired.

         G.      CONDITIONS PRECEDENT.

                          i. INITIAL LOAN AND LETTER OF CREDIT. The obligation of Bank to make the initial Loan or issue the initial Letter of Credit hereunder is subject to the conditions precedent that, on or before the date of such Loan or issuance of a Letter of Credit: (A) Borrower shall have paid to Bank (I) all fees to be received by Bank pursuant to this Agreement or any other Loan Document, and (II) an amount equal to the estimated costs and out-of-pocket expenses of Bank's counsel incurred in connection with the preparation, execution, and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; and (B) Bank shall have received duly executed copies of each of the documents listed on EXHIBIT D in form and substance satisfactory to Bank.

                          ii.     ALL LOANS AND LETTERS OF CREDIT. The
                 obligation of Bank to make any Loan or issue any Letter of Credit under this Agreement (including the initial Loan or issuance of a Letter of Credit) shall be subject to the conditions precedent that, as of the date of such Loan or issuance of a Letter of Credit and after giving effect thereto: (A) there exists no Potential Default or Event of Default; (B) no change that would cause a Material Adverse Effect has occurred since the date of the financial statements referenced in SECTION 3.H; (C) Bank shall have received from Borrower a Notice of Borrowing or Request of LC (and an LC Agreement) and all of the statements contained in such Notice of Borrowing or Notice of LC shall be true and correct; and
                 (D) the representations and




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                 warranties contained in each of the Loan Documents shall be true in all respects as though made on the date of such Loan or issuance of a Letter of Credit.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

         A. GOOD STANDING. Each Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the power and authority to own its property and to carry on its business in each jurisdiction in which such Company does business.

         B. AUTHORITY AND COMPLIANCE. Each Company has full power and authority to execute and deliver the Loan Documents to which it is a party and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of such Company. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Company is in compliance with all laws and regulatory requirements to which it is subject.

         C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by each Company constitute valid and legally binding obligations of each Company, enforceable in accordance with their terms.

         D. LITIGATION. There is no proceeding involving any Company pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency, or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement, or other document pertaining to the organization, power, or authority of any Company and no provision of any existing agreement, mortgage, indenture, or contract binding on any Company or affecting its property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the other Loan Documents.

         F. OWNERSHIP OF ASSETS. Each Company has good title to its assets, and its assets are free and clear of liens, except for Permitted Liens.

         G. TAXES. All taxes and assessments due and payable by each Company have been paid or are being contested in good faith by appropriate proceedings and each Company has filed all tax returns which it is required to file.

         H. FINANCIAL STATEMENTS. The financial statements of the Companies heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present the Companies' financial condition as of the date or dates thereof, and there has been no material adverse change in the Companies' financial condition or operations since December 31, 1996. All factual information furnished by each Company to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I. PLACE OF BUSINESS. Each Company's chief executive office is located at 1255 W. 15th Street, Suite 600, Plano, Texas 75075-7270.





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         J.      ENVIRONMENTAL MATTERS. The conduct of each Company's business operations does not and will not violate any federal laws. rules. or ordinances for environmental protection, regulations of the Environmental Protection Agency, and any applicable local or state law, rule, regulation, or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and no Company will use or permit any other party to use any Hazardous Materials at any of such Company's places of business or at any other property owned by such Company except such materials as are incidental to such Company's normal course of business, maintenance, and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to, and shall cause each other Company to, permit Bank, its agents, contractors, and employees to enter and inspect any of each Company's places of business or any other property of each Company at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to ensure that each Company is complying with this covenant and Borrower shall, and shall cause each other Company to, reimburse Bank on demand for the reasonable costs of any such environmental investigation and audit.

         K. SUBSIDIARIES. Except for the Subsidiaries listed on EXHIBIT E attached hereto, Borrower has no Subsidiaries.

         L. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Loan will be used by Borrower solely for operating capital and general corporate purposes. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations. If requested by Bank, then Borrower will furnish to Bank a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of any Loan will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X.

         M. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan or any issuance of a Letter of Credit.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of the Obligation and expiration of all outstanding Letters of Credit, Borrower will, and will cause each other Company to, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         A. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect each Company's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, each Company's books and records will be located at each Company's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by Ernst & Young or other independent certified public accountants reasonably acceptable to Bank. In addition, Borrower will:

                          i. Furnish to Bank annual audited financial statements of the Companies for each fiscal year of the Companies, within one hundred twenty (120) days after the close of each such fiscal year.





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                          ii.     Furnish to Bank quarterly financial
                 statements (including a balance sheet and profit and loss statement) of the Companies for each fiscal quarter of each fiscal year of the Companies, within thirty (30) days after the close of each such period.

                          iii. Furnish to Bank a Compliance Certificate concurrently with and dated as of the date of delivery of each of the financial statements as required in PARAGRAPHS I and II above.

                          iv. Furnish to Bank a receivables aging report concurrently with and dated as of the date of delivery of each of the financial statements required in PARAGRAPHS I and II above.

                          v. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of any Company from time-to-time, as Bank may reasonably request.

         B. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance, and liability insurance, all to be with such companies and in such amounts as are reasonably satisfactory to Bank and with respect to insurance on the Collateral, to contain a mortgagee clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear, and providing for at least thirty (30) days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the initial Loan and thirty (30) days prior to each policy renewal.

         C. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing, and qualification to do business where required and comply with all laws, regulations, and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations, and transactions.

         D. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event, or act which comes to its attention that would or might materially adversely affect any Company's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against any Company, (iii) any event that has occurred that would constitute an event of default under any Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability, or property damage in excess of an aggregate of $500,000.00, and (v) the cancellation of any contracts of any Company in excess of $1,000,000.00 individually or in the aggregate.

         E. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments, and other obligations, including, but not limited to, taxes, costs, or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         F. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates, and the like necessary for the operation of its business.

         G. NOTIFICATION OF ENVIRONMENTAL CLAIMS; ACCESS. Notify Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted,





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
completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances, or regulations relating to any Hazardous Materials affecting any Company's business operations, and (ii) all claims made or threatened by any third party against any Company relating to damages, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by any Company with respect to Borrower's business operations. Borrower shall, and shall cause each other Company to, provide Bank, its agents, contractors, employees, and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored, or disposed of by any Company's business operations within five (5) days of the request therefore.

         5. NEGATIVE COVENANTS. Until full payment and performance of the Obligation and expiration of all outstanding Letters of Credit, Borrower will not, and will not permit any other Company to, without the prior written consent of Bank (and without limiting any requirement of any other Documents):

         A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign, or otherwise dispose of or transfer any assets in excess of $200,000.00 individually or in the aggregate during the term hereof, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of any Company or form or acquire any Subsidiary.

         B. LIENS. Grant, suffer, or permit any contractual or noncontractual lien on or security interest in its assets, except for Permitted Liens, or fail to promptly pay when due all lawful claims, whether for labor, materials, or otherwise, except for claims being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained in accordance with GAAP.

         C. EXTENSIONS OF CREDIT. Make any loans or advances in excess of $100,000.00 in the aggregate for all of the Companies at any time outstanding to any individual, partnership, corporation, or other entity.

         D. BORROWINGS. Create, incur, assume, guaranty, or become liable in any manner for any liabilities or indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for (i) normal trade debts incurred in the ordinary course of Borrower's business, and (ii) other indebtedness not to exceed $200,000.00 in the aggregate for all of the Companies at any time outstanding.

         E. DIVIDENDS AND DISTRIBUTIONS. Make any distribution (other than dividends payable in capital stock) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption, or other retirement of any shares of any class of capital stock of any Company (except for Permitted Stock Purchases) or in any way amend its capital structure.

         F. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

         G. EXECUTIVE PERSONNEL. Substantially change its present executive management or ownership without prior written approval of Bank.

         H. FIXED CHARGES COVERAGE. Permit, as of the last day of each fiscal quarter of the Companies, the ratio of (a) the sum of Consolidated Adjusted Net Income plus federal, state, local, and





Loan Agreement                       -9-
foreign income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP plus Fixed Charges, to (b) Fixed Charges, in each case for the Companies and for the four (4) fiscal quarters ending on the date of determination, to be less than 3.0 to 1.0.

         I. TOTAL FUNDED INDEBTEDNESS TO EBITDA. Permit, as of the last day of each fiscal quarter of the Companies, the ratio of the Companies' (a) Total Funded Indebtedness as of such date, to (b) EBITDA for the four (4) fiscal quarters ending on the date of determination, to be greater than 1.5 to 1.0.

         J. TANGIBLE NET WORTH. Permit, as of any date, the Companies' Tangible Net Worth to be less than $14,000,000.00.

         K. CERTAIN TRANSACTIONS. Enter into any transaction with, transfer any assets to, or pay any management fees to any Affiliate; provided, however, that each Obligor may enter into transactions with Affiliates upon terms not less favorable to such Obligor than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

         6. DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

         (a) Borrower shall fail to pay when due any principal of, or interest on, the Obligation or any part thereof; or

         (b) Borrower shall fail to pay when due any of the Obligation (other than principal or interest) and such failure shall continue for five (5) days after such payment became due;

         (c) Any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made; or

         (d) Default shall occur in the performance of any of the covenants or agreements of any Company contained herein or in any of the other Loan Documents and such default shall continue unremedied for thirty (30) days after such default occurred; or

         (e) Default shall occur in the payment of any material liabilities for borrowed money (other than the Obligation) of any Company or default shall occur in respect of any note or credit agreement relating to any such liabilities and such default shall continue for more than the period of grace, if any, specified therein; or

         (f) Any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative or cease to provide the respective liens, security interests, rights, titles, interests, remedies, powers, or privileges intended to be provided thereby; or any Company shall deny that such Person has any further liability or obligation under any of the Loan Documents; or

         (g) Any Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization of an





Loan Agreement                       -10-
arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering a petition filed against such Person in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

         (h) An involuntary proceeding shall be commenced against any Company seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of such Person, or all or substantially all of such Person's assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Company or appointing a receiver, custodian, trustee, liquidator, or other similar official of such Person, or of all or substantially all of such Person's assets; or

         (i) Any final judgment(s) for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against any Company and such judgment(s) shall not be satisfied or discharged or bonded in a manner satisfactory to Bank at least ten (10) days prior to the date on which any of such Person's assets could be lawfully sold to satisfy such judgment.

         7. REMEDIES UPON DEFAULT. If any Event of Default shall occur, then Bank may, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Bank in its sole discretion may deem necessary or appropriate: (i) terminate Bank's commitment to make Loans or issue Letters of Credit hereunder, (ii) declare the Obligation or any part thereof to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default. notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (iii) reduce any claim to judgment, (iv) without notice of default or demand, pursue and enforce any of Bank's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, or (v) require Borrower to deliver to Bank, to secure Borrower's obligations under any outstanding Letters of Credit, cash in an aggregate amount equal to the then- outstanding face amount of all undrawn and uncanceled Letters of Credit plus the total unpaid reimbursement obligations of Borrower under any drawings under any Letter of Credit; provided, however, if any Event of Default specified in SECTIONS 6(f) or (g) shall occur, then the Obligation shall thereupon become due and payable concurrently therewith, and Bank's obligation to lend shall immediately terminate hereunder, without any further action by Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind (other than as expressly set forth herein), all of which Borrower hereby expressly waives.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:        INET,Inc.
                          1244 W. 15th Street, Suite 600
                          Plano, Texas 75075
                          Attention:  Mr. William Mina
                          Telecopy No.: (972) 578-6113





Loan Agreement                       -11-

         Bank:            NationsBank of Texas, N.A.
                          901 Main Street, 7th Floor
                          P.O. Box 831000
                          Dallas. Texas 75283-1000
                          Attention: Dallas Commercial Banking
                          Telecopy No.: (214) 508-3139

or to such other address as any party may designate by written notice to the other party. Each such notice, request, and demand shall be deemed given or made as follows:

                 A.       If sent by hand delivery, upon delivery;

                 B. If transmitted by facsimile transmission, on the day that such communication is transmitted subject to telephone confirmation of receipt; and

                 C. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, by prepaid certified or registered mail.

         9. COSTS, EXPENSES. AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) Bank's continued administration thereof.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest, or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

         C. AMENDMENT. No modification, consent, amendment, or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.





Loan Agreement                       -12-

         D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         F. INDEMNIFICATION. Borrower shall, and shall cause each of the other Companies to, indemnify, defend, and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from the Companies' business operations, any other property owned by the Companies or in the surface or ground water arising from the Companies' business operations, or gaseous emissions arising from the Companies' business operations or any other condition existing or arising from the Companies' business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of any Company, regardless of whether such Company has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of any Company, Bank, and of any third parties. The Companies' obligations under this paragraph shall survive the repayment of the Loan and any foreclosure of any collateral securing the Loan for a period of time equal to two (2) years following the later to occur of such repayment or foreclosure.

         G. SURVIVABILITY. All covenants, agreements, representations, and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Bank to make any advances under the Line shall not have expired.

         H. MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, Bank shall never be entitled to receive, collect, or apply as interest on the Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that Bank ever receives, collects, or applies as interest any such excess, then the amount which would be excessive interest shall be deemed to be a partial prepayment of the principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, then any remaining excess shall forthwith be paid to Borrower.
In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that if the Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Bank shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Bank shall not be subject to any penalties provided by




Loan Agreement                       -13-
any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

         I. ARTICLE 15.10(b). Borrower and Bank hereby agree that, except for SECTION 15.10(b) thereof, the provisions of Article 5069-15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S. D/B/A ENDISPUTE, INC. ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS. FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.





Loan Agreement                       -14-

         12.     NOTICE OF FINAL AGREEMENT

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BANK:                                       BORROWER:



NATIONSBANK OF TEXAS, N.A., a national      INET, INC., a Texas corporation
banking association



By: /s/ RUSSELL P. HARTSFIELD               By: /s/ WILLIAM H. MINA
   ----------------------------------          -------------------------------
   Russell P. Hartsfield                    Name: William H. Mina
   Senior Vice President                         -----------------------------
                                            Title: Chief Financial Officer
                                                  ----------------------------







Loan Agreement                       -15-